Exhibit 5.1

August 9, 2016

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Re:	Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”) - Issuance and sale of shares of common stock, par value $0.01 per share (“Common Stock”), of the Company up to an aggregate of $400,000,000 of shares (the “Shares”), to be issued and sold, if any, from time to time pursuant to Sales Agency Financing Agreement, dated August 9, 2016 (the “Sales Agency Financing Agreement”), among the Company, Barclays Capital Inc. and Barclays Bank PLC and which may be issued pursuant to the Master Confirmation for Issuer Share Forward Transactions, dated August 9, 2016 (the “Master Forward Confirmation”), among the Company, Barclays Bank PLC, as dealer, and Barclays Capital Inc., as Agent, and pursuant to a Registration Statement on Form S-3 (Registration No. 333-210423), originally filed with the Securities and Exchange Commission (the “Commission”) on March 28, 2016 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Pennsylvania corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Pennsylvania corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i) the Amended and Restated Articles of Incorporation of the Company, effective as of June 1, 2016 (the “Articles of Incorporation”);

(ii) the Amended and Restated Bylaws of the Company, effective as of June 1, 2016 (the “Bylaws”);

(iii) (1) the unanimous written consent of the board of directors of the Company (the “Board of Directors”), dated as of March 28, 2016 and (2) the unanimous written consent of the Board of Directors, dated as of August 8, 2016; which, among other things, authorized the issuance of the Shares (together, the “Directors’ Resolutions”);

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BALLARD SPAHR LLP

Gaming and Leisure Properties, Inc.

August 9, 2016

(iv) the Registration Statement and the related form of prospectus included therein, in substantially the form filed with the Commission pursuant to the Act;

(v) the prospectus supplement, dated as of August 9, 2016 (the “Prospectus Supplement”);

(vi) the Sales Agency Financing Agreement;

(vii) the Master Forward Confirmation;

(viii) a certificate of Brandon J. Moore, Senior Vice President, General Counsel and Secretary of the Company, dated as of a recent date (the “Secretary’s Certificate”), to the effect that, among other things, the Articles of Incorporation, the Bylaws and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Secretary’s Certificate;

(ix) a subsistence certificate from the Department of State of the Commonwealth of Pennsylvania as to the Company, dated as of a recent date; and

(x) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a) each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b) each natural person executing any of the Documents is legally competent to do so;

(c) any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

Gaming and Leisure Properties, Inc.

August 9, 2016

(d) the Secretary’s Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e) the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

(f) none of the Shares will be issued or transferred in violation of the provisions of the Articles of Incorporation relating to restrictions on ownership and transfer of shares of stock of the Company;

(g) the aggregate gross sales price of all of the Shares issued and sold pursuant to the Sales Agency Financing Agreement and issued, if any, pursuant to the Master Forward Confirmation will not exceed $400,000,000;

(h) the price per share to be received by the Company for each Share issued and sold pursuant to the Sales Agency Financing Agreement and issued, if any, pursuant to the Master Forward Confirmation will be determined in accordance with, and will not be less than the minimum price per share set forth in, the Directors’ Resolutions; and

(i) upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Articles of Incorporation.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1. The Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania.

2. The Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered by the Company in exchange for payment therefor in accordance with the Sales Agency Financing Agreement or the Master Forward Confirmation, as the case may be, and the Directors’ Resolutions, such Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the substantive laws of the Commonwealth of Pennsylvania, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the Commonwealth of Pennsylvania, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the Commonwealth of Pennsylvania, we do not express any opinion on such matter.

BALLARD SPAHR LLP

Gaming and Leisure Properties, Inc.

August 9, 2016

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement). We also consent to the identification of our firm as Pennsylvania corporate counsel to the Company in the section of the Prospectus Supplement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP